UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

HBP ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-185857	99-0381728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Col. Sensunapan I, Pje. 4, # 23 Sonsonate, El Salvador, SV-106010100
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	011-503-7465-8671
LIDO INTERNATIONAL, CORP.
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2013, LIDO International, Corp., a Nevada corporation (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State. Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 29, 2013, the holder of 4,000,000 shares of the Company’s common stock (approximately 81.7%) approved the execution and filing of the Certificate of Amendment to, among other things, change the name of the Company from LIDO International, Corp. to HBP Energy Corp. (the “Name Change”).

The Company is currently engaged in discussions with Firebird Petroleum, Inc., a Texas corporation (“Firebird”), regarding a possible business combination involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction. With the permission of Firebird, the Company has changed its name to facilitate these discussions. If the parties determine not to proceed with a business combination, the Company will change its name back to LIDO International, Corp. or adopt another name.

It is expected that the Company’s new name will be declared effective by FINRA, for OTC trading purposes, in mid-September 2013. The name change will be accompanied by a new trading symbol and the Company will announce that symbol once it is approved by FINRA.

In addition to the name change, the Certificate of Amendment increases the Company’s authorized capital stock from 75,000,000 shares of common stock to 300,000,000 shares of common stock and from no shares of undesignated, “blank check” preferred stock to 10,000,000 shares of such preferred stock (the “Share Increase”). The par value of each of these classes of stock is $0.001 per share.

The Name Change and Share Increase were previously authorized by the Company’s Board of Directors on August 29, 2013, subject to stockholder approval.

Item 8.01. Other Events.

On August 29, 2013, the Board of Directors of the Company approved a 33.519553-for-1 forward stock split on its common stock outstanding in the form of a dividend, with a Record Date of September 9, 2013.

The Payment Date, Ex-Dividend Date and Due Bill Redeemable Date will be announced once FINRA approves the forward split. This stock split in the form of a dividend will entitle each common stock shareholder as of the Record Date to receive 32.519553 additional shares of common stock for each one (1) share owned. Additional shares issued as a result of the stock split will be distributed on the Payment Date. Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their common stock before the Ex-Dividend Date are selling away their right to the stock dividend. Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date. As of the Ex-Dividend Date, the Company’s stock will trade on a post-split adjusted basis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of the State of Nevada on August 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	HBP ENERGY CORP.

	By:	/s/ Maria de Los Angeles Morales Ramon
Name: Maria de Los Angeles Morales Ramon
Title: President